UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2005

BLUEGREEN CORPORATION
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	0-19292	03-0300793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4960 Conference Way, North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2005, the Compensation Committee of the Board of Directors of Bluegreen Corporation (the "Company") approved a compensation package for Anthony M. Puleo in connection with his appointment as the Company's Senior Vice President, Chief Financial Officer and Treasurer. The Compensation Committee approved an annual base salary of $275,000 and a target cash bonus amount of 75% of Mr. Puleo's base salary. The base salary and bonus are effective as of August 16, 2005, the date of his appointment. The bonus will be payable upon the attainment of certain performance targets and may be increased or decreased by 2% for every 1% that actual results exceed or are below the performance targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGREEN CORPORATION

Date: September 26, 2005
By: /S/ GEORGE F. DONOVAN
Name: George F. Donovan
Title: President & Chief Executive Officer